BILL OF SALE, ASSIGNMENT AND ASSUMPTION
OF LEASES AND CONTRACTS

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this “Bill of Sale”) is made as of the 31st day of March, 2010, by and between Stingray Properties, LLC, a Minnesota limited liability company (“Assignor”), and G&E Healthcare REIT II Sartell MOB, LLC, a Delaware Limited Liability Company (“Assignee”).

W I T N E S S E T H:

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby sells, transfers, assigns and conveys to Assignee the following:

(a) All right, title and interest of Assignor in and to all tangible personal property (collectively, “Personalty”) set forth in the inventory on Exhibit A hereto and made a part hereof, and located on, and used in connection with the management, maintenance or operation of that certain land and improvements located at 162 and 166 19th Street South, Sartell, MN 56377, as more particularly described in Exhibit B hereto and made a part hereof (collectively, “Real Property”), but excluding tangible personal property owned or leased by Assignor’s property manager or the tenants of the Real Property under the Tenant Leases (as defined below).

(b) All right, title and interest of Assignor in and to those certain leases described on Exhibit C hereto and made a part hereof (collectively, the “Tenant Leases”), relating to the leasing of space in the Real Property and all of the rights, interests, benefits and privileges of the lessor thereunder, and to the extent Assignee has not received a credit therefore under the Purchase Agreement (as defined below), all prepaid rents and security and other deposits held by Assignor under the Tenant Leases and not credited or returned to tenants, and all funds held by Assignor pursuant to the Tenant Leases, including without limitation funds for the payment of taxes, common area maintenance and other operating expenses of the Property, but subject to all terms, conditions, reservations and limitations set forth in the Tenant Leases.

(c) All right, title and interest of Assignor in and to all reserve accounts (the “Reserves”) held in connection with the loan to Assignor from Wells Fargo Bank, N.A. and secured by Assignor’s interest in the Real Property.

(d) To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit D hereto and made a part hereof, and all warranties, guaranties, indemnities and claims which exist or may hereafter exist with respect to the Personalty, the Tenant Leases, the Real Property and the improvements thereon (collectively, the “Contracts”).

(e) All right, title and interest of Assignor in and to those agreements set forth on Exhibit E hereto and made a part hereof (collectively, the “License Agreements”)

2. This Bill of Sale is given pursuant to that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”) dated as of January 7, 2010, between Assignor and Assignee (or Assignee’s predecessor in interest), providing for, among other things, the conveyance of the Personalty, the Tenant Leases, the License Agreements and the Contracts.

3. Assignee hereby accepts the assignment of the Personalty, the Tenant Leases, the Contracts, the Reserves and the License Agreements and agrees to assume and discharge, in accordance with the terms thereof, all of the Assignor’s obligations thereunder from and after the date hereof, including, without limitation, the obligations and duties of Assignor relating to any tenant deposits either assigned to Assignee or for which Assignee received a credit from Assignor pursuant to the Purchase Agreement, and all of the lessor, landlord, or Assignor’s obligations or liabilities under the Tenant Leases, including but not limited to those relating to the physical, environmental or legal compliance status of the Real Property, arising after the date hereof. Assignee agrees to indemnify and hold harmless Assignor from any cost, liability, damage or expense (including reasonable attorneys’ fees) arising out of or relating to Assignee’s failure to perform any of the foregoing obligations.

4. Assignor agrees to indemnify and hold harmless Assignee from any cost, liability, damage or expense (including reasonable attorneys’ fees) arising out of or relating to Assignor’s failure to perform any of the obligations of Assignor under the Tenant Leases, Contracts or License Agreements, to the extent accruing prior to the date hereof, excluding all of the lessor’s obligations under the Tenant Leases relating to the physical, environmental or legal compliance status of the Real Property (whether accruing before or after the date hereof).

5. This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

ASSIGNOR:

Stingray Properties, LLC, a Minnesota limited liability company

By: /s/ Gary Verkinnes

Name: Gary Verkinnes Title: Partner

ASSIGNEE:

G & E Healthcare REIT II Sartell MOB, LLC, a Delaware limited liability company

By: /s/ Danny Prosky
Name: Danny Prosky
Title: Authorized Signatory